   As filed with the Securities and Exchange Commission on November 21, 1996

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                               I-FLOW CORPORATION
             (Exact name of Registrant as specified in its charter)

             California                                          33-0121984
   (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                            Identification No.)
                            -------------------------
                                 2532 White Road
                            Irvine, California 92614
                                 (714) 553-0888
               (Address, including zip code, and telephone number,
        including area code, of Registrant's Principal Executive Offices)
                            -------------------------

                            1996 STOCK INCENTIVE PLAN
                              (Full Title of Plan)
                            -------------------------
                                 Gayle L. Arnold
                             Vice President, Finance
                               I-FLOW CORPORATION
                                 2532 White Road
                            Irvine, California 92614
                                 (714) 553-0888
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -------------------------
                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                   Proposed            Proposed
                                                                    Maximum            Maximum
                                               Amount              Offering           Aggregate          Amount of
           Title of Securities                  to be              Price Per           Offering        Registration
            to be Registered                Registered(1)          Share(2)            Price(2)             Fee
----------------------------------------------------------------------------------------------------------------------

   Common Stock, no par value             2,500,000 shares           $4.28           $10,700,000         $3,242.42
======================================================================================================================

(1) There is also being registered hereunder such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the anti-dilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) and based on the average of the high and low prices of the Common Stock of I-Flow Corporation as reported on November 18, 1996 on the Nasdaq Small-Cap Issues System.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by I-Flow Corporation (the "Company") relating to 2,500,000 shares of the Company's common stock, no par value per share (the "Common Stock"), issuable to eligible directors, officers, employees, consultants and advisors of the Company under the I-Flow Corporation 1996 Stock Incentive Plan (the "Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*        Information required by Part I of Form S-8 to be contained in the
         Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

         (d)      The Company's Current Report on Form 8-K dated July 22, 1996;
                  and

         (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 33-41207-LA) including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under Section 317 of the California General Corporation Law (the "CGCL"), the Company is in certain circumstances permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the Company), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the Company, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the Company is in certain circumstances permitted to indemnify its directors and officers against expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the Company, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the Company and its shareholders, provided that the specified court approval is obtained.

         Under Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation and its shareholders may be eliminated, except for liability of a director resulting from (i) acts or omissions involving intentional misconduct or the absence of good faith, (ii) any transaction from which a director derived an improper personal benefit, (iii) acts or omissions showing a reckless disregard for the director's duty, (iv) acts or omissions constituting an unexcused pattern of inattention to the director's duty, or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

         As permitted under the CGCL, the Restated Articles of Incorporation of the Company, as amended to date, provide that the personal liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. The Restated Articles of Incorporation of the Company also provide that the Company is authorized to provide indemnification for its directors and officers for breach of their duty to the Company and its shareholders through Bylaw provisions or through agreements with the directors and officers, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL. The Company's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by
Section 317 of the CGCL.

         Directors and officers of the Company are covered by a Directors' and Officers' Liability Policy issued by Steadfast Insurance Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Restated Articles of Incorporation of the Company (filed as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1990, and incorporated herein by reference)

         4.2 Certificate of Amendment to Restated Articles of Incorporation of the Company dated June 14, 1991 (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-41207-LA) and incorporated herein by reference)

         4.3 Certificate of Amendment to Restated Articles of Incorporation of the Company dated May 12, 1992 (filed as an exhibit to the Company's Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 (No. 33-41207-LA) and incorporated herein by reference)

         4.4 Restated Certificate of Determination covering the Company's Series B Preferred Stock filed with the California Secretary of State on October 5, 1992 (filed as an exhibit to the Company's Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 (No. 33-41207-LA) and incorporated herein by reference)

         4.5 Restated Bylaws of the Company dated July 22, 1991 (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-41207-LA) and incorporated herein by reference)

         4.6 Amended Bylaws of the Company dated May 17, 1996 (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference)

         5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

         23.1     Consent of Deloitte & Touche LLP, independent auditors

         23.2     Consent of Counsel (contained in Exhibit 5 hereto)

         24       Power of Attorney (contained on signature page hereto)

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 15, 1996.

                                    I-FLOW CORPORATION


                                    By:   /S/ DONALD M. EARHART
                                          --------------------------------------
                                          Donald M. Earhart
                                          President and Chief Executive Officer




                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints DONALD M. EARHART and GAYLE L. ARNOLD his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

                 Signature                                     Title                               Date
                 ---------                                     -----                               ----
          /S/ DONALD M. EARHART                  President, Chief Executive Officer         November 15, 1996
          ------------------------                  (Principal Executive Officer)
             Donald M. Earhart                        and Chairman of the Board



          /S/ JAMES J. DAL PORTO                     Executive Vice President,              November 15, 1996
          ------------------------                    Chief Operating Officer
            James J. Dal Porto                              and Director



           /S/ GAYLE L. ARNOLD                         Vice President, Finance              November 15, 1996
           -----------------------                    (Principal Financial and
              Gayle L. Arnold                           Accounting Officer)



            /S/ JOHN H. ABELES                                Director                      November 15, 1996
           -----------------------
           John H. Abeles, M.D.


           /S/ JACK H. HALPERIN                               Director                      November 15, 1996
           -----------------------
             Jack H. Halperin


            /S/ JOEL S. KANTER                                Director                      November 15, 1996
            ----------------------
              Joel S. Kanter


            /S/ ERIK H. LOUDON                                Director                      November 15, 1996
            ----------------------
              Erik H. Loudon


        /S/ CHARLES C. McGETTIGAN                             Director                      November 15, 1996
        --------------------------
           Charles C. McGettigan


             /S/ HENRY T. TAI                           Secretary, Director                 November 15, 1996
             ---------------------
             Henry T. Tai, Ph.D., M.D.

                                  EXHIBIT INDEX

           Exhibit No.              Description

               4.1*                 Restated Articles of Incorporation of the Company

               4.2*                 Certificate of Amendment to Restated Articles of Incorporation of the
                                    Company dated June 14, 1991

               4.3*                 Certificate of Amendment to Restated Articles of Incorporation of the
                                    Company dated May 12, 1992

               4.4*                 Restated Certificate of Determination covering the Company's Series B
                                    Preferred Stock filed with the California Secretary of State on October 5,
                                    1992

               4.5*                 Restated Bylaws of the Company dated July 22, 1991

               4.6*                 Amended Bylaws of the Company dated May 17, 1996

                5                   Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

               23.1                 Consent of Deloitte & Touche LLP, independent auditors

               23.2                 Consent of Counsel (contained in Exhibit 5 hereto)

                24                  Power of Attorney (contained on signature page hereto)

---------------

*        Incorporated herein by reference.  See sequentially numbered page 3.